FOR IMMEDIATE RELEASE

Cogent Contacts:

For Public Relations:	For Investor Relations:

Travis Wachter + 1 (202) 295-4217 twachter@cogentco.com	John Chang + 1 (202) 295-4212 investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS FIRST QUARTER 2009 AND REAFFIRMS 2009 GUIDANCE

Financial and Business Highlights

•	Service revenue for Q1 2009 of $55.1 million – an increase of 5.7% from $52.1 million for Q1 2008 and an increase of 0.3% from $54.9 million for Q4 2008

•	Foreign exchange negatively impacts revenue growth from Q1 2008 to Q1 2009 by over $2.6 million

•	Foreign exchange negatively impacts revenue growth from Q4 2008 to Q1 2009 by over $0.2 million

•	Traffic growth of 21% from Q4 2008 to Q1 2009

•	EBITDA, as adjusted, of $13.9 million for Q1 2009

•	Foreign exchange negatively impacts EBITDA, as adjusted, growth from Q1 2008 to Q1 2009 by over $0.9 million

•	Over 18,200 customer connections on the Cogent network

•	Over 1,350 on net buildings on the Cogent network

[WASHINGTON, D.C. May 8, 2009] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced service revenue of $55.1 million for the three months ended March 31, 2009, an increase of 5.7% over $52.1 million for the three months ended March 31, 2008. On-net revenue was $44.3 million for the three months ended March 31, 2009, an increase of 3.5% over $42.8 million for the three months ended March 31, 2008. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. Off-net revenue was $9.9 million for the three months ended March 31, 2009, an increase of 23.4% over $8.0 million for the three months ended March 31, 2008. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Non-core revenue was $0.9 million for the three months ended March 31, 2009, a decrease of 29.8% from $1.3 million for the three months ended March 31, 2008. Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 2.7% from $30.2 million for the three months ended March 31, 2008 to $31.0 million for the three months ended March 31, 2009. Gross profit margin, excluding equity-based compensation expense was 57.9% for the three months ended March 31, 2008 and 56.2% for the three months ended March 31, 2009.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $13.9 million for the three months ended March 31, 2009 and $14.6 million for the three months ended March 31, 2008. EBITDA, as adjusted, margin was 28.1% for the three months ended March 31, 2008 and 25.2% for the three months ended March 31, 2009.

Basic and diluted net loss per share was $(0.19) for the three months ended March 31, 2009 compared to a basic and diluted net loss per share of $(0.25) for the three months ended March 31, 2008. Weighted average common shares outstanding – basic and diluted — were 42.8 million for the three months ended March 31, 2009 compared to weighted average common shares outstanding – basic and diluted — of 46.3 million for the three months ended March 31, 2008.

Total customer connections were 18,246 as of March 31, 2009 compared to 15,596 as of March 31, 2008, an increase of 17.0%. On-net customer connections were 14,674 as of March 31, 2009 compared to 11,849 as of March 31, 2008, an increase of 23.8%. Off-net customer connections were 3,008 as of March 31, 2009 compared to 3,003 as of March 31, 2008, an increase of 0.2%. Non-core customer connections were 564 as of March 31, 2009 compared to 744 as of March 31, 2008, a decrease of 24.2%.

The number of on-net buildings increased by 108 buildings from 1,247 buildings as of March 31, 2008 to 1,355 buildings as of March 31, 2009.

Outlook — Full Year 2009 Estimates
Cogent is reaffirming the following previously released fiscal year 2009 estimates.

•	Cogent estimates service revenue for fiscal 2009 to be more than $250.0 million.

•	Cogent estimates EBITDA, as adjusted, for fiscal 2009 to be between $75.0 and $80.0 million.

•	Cogent estimates its net loss per basic and diluted common share for fiscal 2009 to be between $(0.15) and $(0.20). Cogent’s 2009 net loss per basic and diluted common share guidance assumes approximately 43.0 million weighted average common shares outstanding. Cogent’s net loss per basic and diluted common share also includes the impact of the adoption of FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement).” The adoption of FASB Staff Position APB 14-1 resulted in an increase to the discount on Cogent’s convertible notes and a corresponding increase to additional paid-in capital. This required accounting change is expected to result in additional non-cash interest expense of approximately $4.3 million for fiscal 2009. The adoption date of FASB Staff Position APB 14-1 was January 1, 2009. The adoption of FASB Staff Position APB 14-1 also required a retroactive restatement of Cogent’s 2007 and 2008 operating results.

Conference Call and Website Information
Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on May 8, 2009 to discuss Cogent’s operating results for the first quarter of 2009 and Cogent’s expectations for fiscal year 2009. Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/us/ir—events.php. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications
Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services. Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 130 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
Summary of Financial and Operational Results

	Q 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009
Metric ($ in 000’s, except share and per share
data) – unaudited
On-Net revenue	$42,811	$44,215	$44,243	$44,764	$44,293
% Change from previous Qtr.	5.7%	3.3%	0.1%	1.2%	-1.1%
Off-Net revenue	$7,994	$8,459	$8,995	$9,159	$9,867
% Change from previous Qtr.	0.3%	5.8%	6.3%	1.8%	7.7%
Non-Core revenue (1)	$1,305	$1,185	$1,356	$1,003	$916
% Change from previous Qtr.	-12.2%	-9.2%	14.4%	-26.0%	-8.7%
Service revenue – total	$52,110	$53,859	$54,594	$54,926	$55,076
% Change from previous Qtr.	4.3%	3.4%	1.4%	0.6%	0.3%
Network operations expenses (2)	$21,958	$22,952	$24,059	$23,758	$24,118
% Change from previous Qtr.	-2.0%	4.5%	4.8%	-1.3%	1.5%
Gross profit (2)	$30,152	$30,907	$30,535	$31,168	$30,958
% Change from previous Qtr.	9.4%	2.5%	-1.2%	2.1%	-0.7%
Gross profit margin (2)	57.9%	57.4%	55.9%	56.7%	56.2%
Selling, general and administrative expenses (3)	$15,550	$14,448	$16,403	$16,517	$17,068
% Change from previous Qtr.	8.7%	-7.1%	13.5%	0.7%	3.3%
Depreciation and amortization expense	$16,296	$15,828	$15,494	$14,970	$14,576
% Change from previous Qtr.	-2.8%	-2.9%	-2.1%	-3.4%	-2.6%
Asset impairment	$1,592	$-	$-	$-	$-
% Change from previous Qtr.	100.0%	-100.0%	—%	—%	—%
Gains on purchases of convertible notes (5)	$-	$-	$3,245	$19,830	$-
% Change from previous Qtr.	—%	—%	100.0%	511.1%	-100.0%
Equity-based compensation expense	$5,425	$4,166	$4,023	$4,262	$3,814
% Change from previous Qtr.	67.5%	-23.2%	-3.4%	5.9%	-10.5%
Net (loss) income (5)	$(11,573)	$(7,635)	$(6,501)	$10,487	$(8,160)
% Change from previous Qtr.	-65.2%	34.0%	14.9%	261.3%	-177.8%
Basic net (loss) income per common share (5)	$(0.25)	$(0.17)	$(0.15)	$0.25	$(0.19)
% Change from previous Qtr.	-66.7%	32.0%	11.8%	266.7%	-176.0%
Diluted net (loss) income per common share (5)	$(0.25)	$(0.17)	$(0.15)	$0.24	$(0.19)
% Change from previous Qtr.	-66.7%	32.0%	11.8%	260.0%	-179.2%
Weighted average common shares – basic	46,265,575	45,397,919	43,593,205	42,799,786	42,758,372
% Change from previous Qtr.	-1.3%	-1.9%	-4.0%	-1.8%	-0.1%
Weighted average common shares – diluted (5)	46,265,575	45,397,919	43,593,205	43,395,989	42,758,372
% Change from previous Qtr.	-1.3%	-1.9%	-4.0%	-0.5%	-1.5%
EBITDA, as adjusted (4)	$14,618	$16,585	$14,166	$14,653	$13,890
% Change from previous Qtr.	9.6%	13.5%	-14.6%	3.4%	-5.2%
EBITDA, as adjusted margin (4)	28.1%	30.8%	25.9%	26.7%	25.2%
Cash provided by operating activities	$11,492	$14,223	$17,828	$10,793	$12,816
% Change from previous Qtr.	-14.6%	23.8%	25.3%	-39.5%	18.7%
Capital expenditures	$9,778	$9,029	$9,515	$5,188	$11,746
% Change from previous Qtr.	128.2%	-7.7%	5.4%	-45.5%	126.4%
Customer Connections – end of period

On-Net	11,849	12,502	13,307	14,148	14,674
% Change from previous Qtr.	5.9%	5.5%	6.4%	6.3%	3.7%
Off-Net	3,003	2,994	2,996	3,040	3,008
% Change from previous Qtr.	0.6%	-0.3%	0.1%	1.5%	-1.1%
Non Core	744	685	651	612	564
% Change from previous Qtr.	-7.5%	-7.9%	-5.0%	-6.0%	-7.8%
Total	15,596	16,181	16,954	17,800	18,246
% Change from previous Qtr.	4.1%	3.8%	4.8%	5.0%	2.5%
Other – end of period

Buildings On-Net	1,247	1,274	1,301	1,326	1,355
Employees	460	483	509	540	548

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)	Excludes equity-based compensation expense of $85, $83, $80, $80 and $76 in the three months ended March 31, 2008, June 30, 2008, September 30, 2008, December 31, 2008 and March 31, 2009, respectively.

(3)	Excludes equity-based compensation expense of $5,340, $4,083, $3,943, $4,182 and $3,738 in the three months ended March 31, 2008, June 30, 2008, September 30, 2008, December 31, 2008 and March 31, 2009, respectively.

(4)	See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from the disposition of assets of $16, $126, $34 and $2 in the three months ended March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, respectively. EBITDA, as adjusted, excludes gains on the purchases of convertible notes of $3,245 and $19,830 for the three months ended September 30, 2008 and December 31, 2008, respectively.

(5)	Amounts have been restated to reflect the adoption of FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”.

Schedule of Non-GAAP Measures — EBITDA and EBITDA, as adjusted
EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA less gains on convertible note purchases. The Company has excluded these gains because they relate to its capital structure. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business. EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

						2009
						Estimated
	Q1 2008	Q2 2008	Q3 2008	Q4 2009	Q1 2009	Mid-point
($ In 000’s) – unaudited
Cash flows provided by operating activities	$11,492	$14,223	$17,828	$10,793	$12,816	$56,500
Changes in operating assets and liabilities	2,439	250	(5,848)	489	(1,486)	10,000
Cash interest expense (income) and income taxes	671	1,986	2,159	3,369	2,560	11,000
Gains on note purchases and asset sales (1)	16	126	3,272	19,832	—	—
EBITDA, including gains (1)	$14,618	$16,585	$17,411	$34,483	$13,890	$77,500

Gains on note purchases (1)	—	—	(3,245)	(19,830)	—	—
EBITDA, as adjusted	$14,618	$16,585	$14,166	$14,653	$13,890	$77,500

(1) Amounts have been restated to reflect the adoption of FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”.

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND MARCH 31, 2009
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	March 31,
	2008	2009
	(Adjusted)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$71,291	$67,177
Short term investments — restricted	62	—
Accounts receivable, net of allowance for doubtful accounts of $1,914 and $1,930 respectively	22,174	21,391
Prepaid expenses and other current assets	6,389	8,156

Total current assets	99,916	96,724
Property and equipment, net	243,939	246,409
Deposits and other assets — $1,091 and $1,043 restricted, respectively	3,938	3,702

Total assets	$347,793	$346,835

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,795	$11,691
Accrued liabilities	14,756	18,507
Current maturities, capital lease obligations	5,940	10,444

Total current liabilities	33,491	40,642
Capital lease obligations, net of current maturities	98,253	95,552
Convertible senior notes, net of discount of $30,253 and $29,153, respectively	61,725	62,825
Other long term liabilities	3,374	3,316

Total liabilities	196,843	202,335

Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 44,318,949 and 44,312,425 shares issued and outstanding, respectively	44	44
Additional paid-in capital	465,114	468,922
Stock purchase warrants	764	283
Accumulated other comprehensive income—foreign currency translation adjustment	572	(1,045)
Accumulated deficit	(315,544)	(323,704)

Total stockholders’ equity	150,950	144,500

Total liabilities and stockholders’ equity	$347,793	$346,835

The condensed consolidated balance sheet as of December 31, 2008 has been restated for the retrospective application of FSP APB 14-1.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND MARCH 31, 2009
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2009
	(Unaudited &
	Adjusted)	(Unaudited)
Service revenue	$52,110	$55,076
Operating expenses:
Network operations (including $85 and $76 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	22,043	24,194
Selling, general, and administrative (including $5,340 and $3,738 of equity-based compensation expense, respectively, and $1,159 and $1,021 of bad debt expense, net of recoveries, respectively)	20,890	20,806
Asset impairment	1,592	—
Depreciation and amortization	16,296	14,576

Total operating expenses	60,821	59,576
Operating loss	(8,711)	(4,500)
Interest income and other, net	1,480	248
Interest expense	(4,342)	(3,745)

Net loss before income taxes	(11,573)	(7,997)
Income tax provision	—	(163)

Net loss	$(11,573)	$(8,160)

Net loss per common share:
Basic and diluted net loss per common share	$(0.25)	$(0.19)

Weighted-average common shares—basic and diluted	46,265,575	42,758,372

The condensed consolidated statement of operations for the three months ended March 31, 2008 has been restated for the retrospective application of FSP ABP 14-1.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND MARCH 31, 2009
(IN THOUSANDS)

	Three months	Three months
	Ended	Ended
	March 31, 2008	March 31, 2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash provided by operating activities	$11,492	$12,816

Cash flows from investing activities:
Purchases of property and equipment	(9,778)	(11,746)
Maturities of short term investments	—	62
Proceeds from dispositions of assets	22	—

Net cash used in investing activities	(9,756)	(11,684)

Cash flows from financing activities:
Purchases of common stock	(18,054)	(730)
Proceeds from exercises of stock options	53	8
Repayments of capital lease obligations	(6,396)	(3,925)

Net cash provided used in financing activities	(24,397)	(4,647)

Effect of exchange rate changes on cash	245	(599)

Net decrease in cash and cash equivalents	(22,416)	(4,114)
Cash and cash equivalents, beginning of period	177,021	71,291

Cash and cash equivalents, end of period	$154,605	$67,177

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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